Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS 2016 RESULTS, EXPECTS ATTRACTIVE EARNINGS GROWTH IN 2017

o	Total revenues for 2016 increased 5% to $39.7 billion

o	Shareholders' net income for 2016 was $1.9 billion, or $7.19 per share

o	Adjusted income from operations[1] for 2016 was $2.1 billion, or $8.10 per share

o	Global medical customer base[2] is projected to grow in the range of 300,000 to 500,000 lives in 2017

o	Adjusted income from operations[1,3,4] is projected to grow in the range of 12% to 18%, to $2.35 billion to $2.48 billion in 2017, or $9.00 to $9.50 per share, excluding capital deployment

BLOOMFIELD, CT, February 2, 2017 – Cigna Corporation (NYSE: CI) today reported 2016 results with a solid fourth quarter performance, and projecting attractive earnings growth in 2017.

"We concluded 2016 with strong momentum that positions the company for attractive earnings and customer growth in 2017" said David M. Cordani, President and Chief Executive Officer.  "We continue to deliver differentiated value for our customers and clients with innovative solutions that drive greater levels of affordability and personalization."

Total revenues for 2016 were $39.7 billion, an increase of 5% over 2015, driven by continued growth in Cigna's targeted customer segments.

Shareholders' net income for 2016 was $1.9 billion, or $7.19 per share, compared with $2.1 billion, or $8.04 per share in 2015.  For the fourth quarter of 2016, shareholders' net income was $382 million, or $1.47 per share, compared with $426 million, or $1.64 per share, for the fourth quarter of 2015.

Cigna's adjusted income from operations1 for full year 2016 was $2.1 billion, or $8.10 per share, compared with $2.3 billion, or $8.66 per share, for full year 2015.  For the fourth quarter of 2016, adjusted income from operations1 was $485 million, or $1.87 per share, compared with $486 million, or $1.87 per share, for the fourth quarter of 2015.   Adjusted income from operations1 for the full year and the fourth quarter of 2016 reflect continued strong results in our Commercial Healthcare and Global Supplemental Benefits businesses, and actions we have taken to improve results in our Seniors and Disability & Life businesses.

Reconciliations of shareholders' net income to adjusted income from operations1 are provided on the following page, and on Exhibit 2 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of consolidated operating revenues5 to total revenues and adjusted income from operations1 to shareholders' net income:

Consolidated Financial Results (dollars in millions):
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016
Total Revenues	$9,944	$9,528	$9,880	$39,668
Net realized investment (gains) losses	(59)	47	(75)	(169)
Consolidated Operating Revenues[5]	$9,885	$9,575	$9,805	$39,499

Consolidated Earnings, net of taxes
Shareholders' net income	$382	$426	$456	$1,867
Net realized investment (gains) losses	(38)	28	(48)	(109)
Amortization of other acquired intangible assets[1]	22	4	24	94
Special items[1]	119	28	71	252
Adjusted income from operations[1]	$485	$486	$503	$2,104

Shareholders' net income, per share	$1.47	$1.64	$1.76	$7.19
Adjusted income from operations[1], per share	$1.87	$1.87	$1.94	$8.10

•
2016 shareholders' net income included special item[1] charges of $252 million after-tax, or $0.97 per share, for transaction costs related to Cigna's proposed combination with Anthem, the establishment of an allowance against risk corridor program receivables, and a litigation matter.

•
Fourth quarter 2016 shareholders' net income included special item[1] charges of $119 million after-tax, or $0.46 per share, for the establishment of an allowance against risk corridor program receivables and transaction costs related to Cigna's proposed combination with Anthem.

•	Cash and marketable investments at the parent company were $2.8 billion at December 31, 2016 and $1.4 billion at December 31, 2015.

•	In 2016, the Company repurchased 785,000 shares of common stock for approximately $110 million.[4]

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to shareholders' net income.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016

Premiums and Fees	$6,857	$6,721	$6,807	$27,663
Adjusted Income from Operations[1]	$406	$394	$416	$1,852
Adjusted Margin, After-Tax[6]	5.2%	5.2%	5.4%	5.9%

	As of the Periods Ended
	December 31,		September 30,
Customers:	2016	2015	2016
Commercial	14,631	14,432	14,594
Government	566	567	583
Medical	15,197	14,999	15,177

Behavioral Care	26,238	24,674	26,102
Dental	14,981	13,869	14,960
Pharmacy	8,461	8,068	8,370
Medicare Part D	972	1,476	999

•
Fourth quarter 2016 premiums and fees increased 2% relative to fourth quarter 2015, driven by customer growth, specialty contributions, and rate actions in our Commercial business, partially offset by, as expected, reductions in Medicare Part D and Individual customers.

•
The medical customer base[2] at the end of 2016 totaled 15.2 million, including an increase of approximately 200,000 customers during the year, driven by organic growth in our Middle Market, Select, and International segments.

•
Fourth quarter 2016 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect strong contributions from our Commercial employer and specialty businesses, partially offset by the impact of not recording $16 million, after tax of additional risk corridor receivables in fourth quarter 2016.

•	Adjusted income from operations[1] included favorable prior year reserve development on an after-tax basis of $7 million for full year 2016, compared to $60 million for full year 2015.

•	The Total Commercial medical care ratio[7] ("MCR") of 79.3% for full year 2016 reflects continued strong performance in our Commercial employer business, consistent with our expectations.

•
The Commercial MCR[7] of 83.1% for fourth quarter 2016 reflects ongoing strength in our Commercial employer business, continued high medical costs in our U.S. Individual business, expected higher seasonal medical costs and the aforementioned risk corridor impact.  The Commercial MCR[7] for fourth quarter 2016 also reflects more normalized stop loss claim experience, as expected, compared to the favorable stop loss experience reported in fourth quarter 2015.

•
The Total Government MCR[7] of 85.3% for full year 2016 reflects solid performance in Medicare Advantage.  The Government MCR[7] of 83.2% for fourth quarter 2016 reflects increased medical costs in our Medicaid business.

•
Full year medical cost trend for our total U.S. Commercial book of business was modestly below the low end of our previous range of 4% to 5%, reflecting improved pharmacy trend as well as continued favorable medical costs, physician engagement and low utilization trend.

•
Fourth quarter 2016 Global Health Care operating expense ratio[7] of 22.0% reflects costs related to our CMS audit response as well as continued investments in strategic initiatives, offset by continued efficiency gains.

•	Global Health Care net medical costs payable[8] was approximately $2.26 billion at December 31, 2016 and $2.11 billion at December 31, 2015.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016

Premiums and Fees[9]	$842	$776	$833	$3,247
Adjusted Income from Operations[1]	$63	$54	$81	$294
Adjusted Margin, After-Tax[6]	7.2%	6.7%	9.4%	8.7%

	As of the Periods Ended
	December 31,		September 30,
	2016	2015	2016

Policies[9]	12,151	12,888	12,069

•	Global Supplemental Benefits delivered strong results again in 2016, reflecting the benefits of our differentiated solutions for individual consumers.

•	Fourth quarter 2016 premiums and fees grew 10% over fourth quarter 2015 on a currency-adjusted basis, reflecting continued business growth.

•	Fourth quarter 2016 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect business growth as well as the impact of strategic investments supporting long-term growth.

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016

Premiums and Fees	$1,035	$998	$1,024	$4,098
Adjusted Income from Operations[1]	$69	$83	$53	$125
Adjusted Margin, After-Tax[6]	6.1%	7.6%	4.8%	2.8%

•	Fourth quarter 2016 premiums and fees increased 4% over fourth quarter 2015 driven by business growth across disability and life products.

•	Fourth quarter 2016 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect stabilized life claim experience as well as continued improvement in disability results.

Corporate & Other Operations

Adjusted loss from operations1 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016

Corporate & Other Operations	$(53)	$(45)	$(47)	$(167)

2017 OUTLOOK

Cigna's outlook for full year 2017 consolidated adjusted income from operations1,3 is in the range of $2.35 billion to $2.48 billion, or $9.00 to $9.50 per share.  Cigna's outlook excludes the impact of additional prior year reserve development and potential effects of any future capital deployment.4

(dollars in millions, except where noted and per share amounts)	Projection for Full-Year Ending
December 31, 2017

Adjusted Income (Loss) from Operations[1,3]
Global Health Care	$2,035 to 2,115
Global Supplemental Benefits	$295 to 315
Group Disability and Life	$200 to 230
Ongoing Businesses	$2,530 to 2,660

Corporate & Other Operations	$(180)
Consolidated Adjusted Income from Operations[1,3]	$2,350 to 2,480

Consolidated Adjusted Income from Operations, per share[1,3,4]	$9.00 to 9.50

2017 Operating Metrics and Ratios Outlook
Total Revenue Growth	2% to 3%

Full Year Total Commercial Medical Care Ratio[7]	80.5% to 81.5%
Full Year Total Government Medical Care Ratio[7]	85% to 86%
Full Year Global Health Care Operating Expense Ratio[7]	20.5% to 21.5%
Global Medical Customer Growth[2]	300,000 – 500,000 customers

The foregoing statements represent the Company's current estimates of Cigna's 2017 consolidated and segment adjusted income from operations1,3 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  A link to the conference call, during which management will review fourth quarter 2016 results and discuss full year 2017 outlook, is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page

Notes:

1.
Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items.  Net amortization of other acquired intangible assets in 2015 included the one-time benefit of an acquisition in which the fair value of acquired net assets exceeded the purchase price.  Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders' net income.

2.
Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

3.
Management is not able to provide a reconciliation to shareholders' net income (loss) on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.  These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders' net income could vary materially.  The Company believes it is reasonably likely that a guaranty fund assessment related to Penn Treaty Network America Insurance Company and its subsidiary American Network Insurance Company will be finalized in 2017.  Due to uncertainties surrounding this matter, the Company's share of this guaranty fund assessment is uncertain, but based on current information, is estimated to be approximately $85 million after tax.  The Company expects to treat this guaranty fund assessment as a special item.

4.	The Company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

5.
The measure "consolidated operating revenues" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "total revenues."  We define consolidated operating revenues as total revenues excluding realized investment results.  We exclude realized investment results from this measure because our portfolio managers may sell investments based on factors largely unrelated to the underlying business purposes of each segment.  As a result, gains or losses created in this process may not be indicative of past or future underlying performance of the business.  See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

6.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

7.	Operating ratios are defined as follows:
•
Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care Operating Expense Ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

8.
Global Health Care medical costs payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical costs payable balance was $2.53 billion as of December 31, 2016 and $2.36 billion as of December 31, 2015.

9.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture's earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2017, on both a consolidated and segment basis; projected total revenue growth and global medical customer growth, each over year end 2016; projected medical care and operating expense ratios and medical cost trends; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; statements regarding the proposed merger between Cigna and Anthem, Inc. (Anthem); statements regarding the timing of resolution of the issues raised by CMS; and other statements regarding Cigna's and Anthem's future beliefs, expectations, plans intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, including the CMS review and sanctions, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, including foreign currency movements; the timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized or will not be realized within the expected time period; the risk that the businesses of Cigna and Anthem will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Anthem's most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.antheminc.com.   You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)			Exhibit 1
(Dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

REVENUES

Premiums	$7,621	$7,461	$30,626	$29,642
Fees	1,139	1,056	4,485	4,217
Net investment income	299	295	1,147	1,153
Mail order pharmacy revenues	759	690	2,966	2,536
Other revenues	67	73	275	271
Consolidated operating revenues	9,885	9,575	39,499	37,819
Net realized investment gains (losses)	59	(47)	169	57

Total revenues	$9,944	$9,528	$39,668	$37,876

SHAREHOLDERS' NET INCOME (LOSS)

Shareholders' net income	$382	$426	$1,867	$2,094
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(38)	28	(109)	(40)
Amortization of other acquired intangible assets, net	22	4	94	80
Special items	119	28	252	122

Adjusted income from operations (1)	485	$486	$2,104	$2,256

Adjusted income (loss) from operations by segment
Global Health Care	$406	$394	$1,852	$1,848
Global Supplemental Benefits	63	54	294	262
Group Disability and Life	69	83	125	324
Ongoing Operations	538	531	2,271	2,434
Corporate and Other	(53)	(45)	(167)	(178)

Total adjusted income from operations	$485	$486	$2,104	$2,256

DILUTED EARNINGS PER SHARE

Shareholders' net income	$1.47	$1.64	$7.19	$8.04
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(0.14)	0.11	(0.42)	(0.15)
Amortization of other acquired intangible assets, net	0.08	0.01	0.36	0.30
Special items	0.46	0.11	0.97	0.47
Adjusted income from operations (1)	$1.87	$1.87	$8.10	$8.66
Weighted average shares (in thousands)	259,882	260,518	259,647	260,592
Common shares outstanding (in thousands)			256,869	256,544

SHAREHOLDERS' EQUITY at December 31,			$13,723	$12,035

SHAREHOLDERS' EQUITY PER SHARE at December 31,			$53.42	$46.91

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; net amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

Exhibit 2
CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS
(Dollars in millions, except per share amounts)
	Diluted
	Earnings						Global
	Per Share			Consolidated			Health Care
Three Months Ended	4Q16	4Q15	3Q16	4Q16	4Q15	3Q16	4Q16	4Q15	3Q16

Shareholders' net income (loss)	$1.47	$1.64	$1.76	$382	$426	$456	$337	$354	$413
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(0.14)	0.11	(0.19)	(38)	28	(48)	(29)	20	(42)
Amortization of other acquired intangible assets, net	0.08	0.01	0.09	22	4	24	18	20	20
Special items:
Charges associated with litigation matters	-	-	0.10	-	-	25	-	-	25
Merger-related transaction costs	0.15	0.11	0.18	39	28	46	-	-	-
Risk corridor allowance	0.31	-	-	80	-	-	80	-	-
Adjusted income (loss) from operations	$1.87	$1.87	$1.94	$485	$486	$503	$406	$394	$416
Weighted average shares (in thousands)	259,882	260,518	259,754

Special Items, pre-tax:
Charges associated with litigation matters				$-	$-	$40	$-	$-	$40
Merger-related transaction costs				43	31	49	-	-	-
Risk corridor allowance				124	-	-	124	-	-
Total				$167	$31	$89	$124	$-	$40

	Diluted
	Earnings						Global
	Per Share			Consolidated			Health Care
Year Ended December 31,	2016		2015	2016		2015	2016		2015

Shareholders' net income (loss)	$7.19		$8.04	$1,867		$2,094	$1,751		$1,794
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(0.42)		(0.15)	(109)		(40)	(78)		(30)
Amortization of other acquired intangible assets, net	0.36		0.30	94		80	74		84
Special Items:
Charges associated with litigation matters	0.10		-	25		-	25		-
Debt extinguishment costs	-		0.25	-		65	-		-
Merger-related transaction costs	0.56		0.22	147		57	-		-
Risk corridor allowance	0.31		-	80		-	80		-
Adjusted income (loss) from operations	$8.10		$8.66	$2,104		$2,256	$1,852		$1,848
Weighted average shares (in thousands)	259,647		260,592
Common shares outstanding as of December 31, (in thousands)	256,869		256,544

Special Items, pre-tax:
Charges associated with litigation matters				$40		$-	$40		$-
Debt extinguishment costs				-		100	-		-
Merger-related transaction costs				166		66	-		-
Risk corridor allowance				124		-	124		-
Total				$330		$166	$164		$-

CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS
(Dollars in millions, except per share amounts)
	Global			Group			Corporate
	Supplemental			Disability			and
	Benefits			and Life			Other
Three Months Ended	4Q16	4Q15	3Q16	4Q16	4Q15	3Q16	4Q16	4Q15	3Q16

Shareholders' net income (loss)	$54	$72	$77	$83	$74	$65	$(92)	$(74)	$(99)
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	5	(2)	-	(14)	9	(12)	-	1	6
Amortization of other acquired intangible assets, net	4	(16)	4	-	-	-	-	-	-
Special items:
Charges associated with litigation matters	-	-	-	-	-	-	-	-	-
Merger-related transaction costs	-	-	-	-	-	-	39	28	46
Risk corridor allowance	-	-	-	-	-	-	-	-	-
Adjusted income (loss) from operations	$63	$54	$81	$69	$83	$53	$(53)	$(45)	$(47)
Weighted average shares (in thousands)

Special Items, pre-tax:
Charges associated with litigation matters	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merger-related transaction costs	-	-	-	-	-	-	43	31	49
Risk corridor allowance	-	-	-	-	-	-	-	-	-
Total	$-	$-	$-	$-	$-	$-	$43	$31	$49

	Global			Group			Corporate
	Supplemental			Disability			and
	Benefits			and Life			Other
Year Ended December 31,	2016		2015	2016		2015	2016		2015

Shareholders' net income (loss)	$268		$267	$164		$328	$(316)		$(295)
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	6		(1)	(39)		(4)	2		(5)
Amortization of other acquired intangible assets, net	20		(4)	-		-	-		-
Special Items:
Charges associated with litigation matters	-		-	-		-	-		-
Debt extinguishment costs	-		-	-		-	-		65
Merger-related transaction costs	-		-	-		-	147		57
Risk corridor allowance	-		-	-		-	-		-
Adjusted income (loss) from operations	$294		$262	$125		$324	$(167)		$(178)
Weighted average shares (in thousands)
Common shares outstanding as of December 31, (in thousands)

Special Items, pre-tax:
Charges associated with litigation matters	$-		$-	$-		$-	$-		$-
Debt extinguishment costs	-		-	-		-	-		100
Merger-related transaction costs	-		-	-		-	166		66
Risk corridor allowance	-		-	-		-	-		-
Total	$-		$-	$-		$-	$166		$166